Exhibit 99.1
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                                 FIRENZE MERGER REAFFIRMED

      Denver, Colo. - December 12, 2001 - The Quizno's Corporation (Nasdaq: QUIZ) (the
"Company") announced today that the December 11, 2001 deadline its special committee had established expired without Fagan Capital, Inc. entering into an agreement more favorable to the Company's public shareholders than the Firenze merger.  The committee determined not to change its recommendation that the Firenze merger is
fair and in the best interests of the Company's public shareholders.

For more information contact:

Patrick E. Meyers, Vice President & General Counsel
The Quizno's Corporation, 720-359-3300